Exhibit 99.1

Esperion Announces the Appointment of Seth H.Z. Fischer to its Board of Directors

ANN ARBOR, Mich., November 1, 2021 (GLOBE NEWSWIRE) - Esperion (NASDAQ: ESPR) today announced the appointment of Seth H.Z. Fischer as a Class III director, with a term expiring at the 2022 meeting of stockholders.

"On behalf of the Esperion team and our directors, I am very pleased to welcome Seth to the Esperion board. His deep operational and commercial expertise will be especially relevant during this exciting and transformative time for our Company,” said Sheldon Koenig, president and chief executive officer of Esperion. “Seth is a proven leader with a successful track record of developing and executing strategies to drive product growth, and we look forward to leveraging his counsel to further our mission.

"I’m honored to join Esperion’s board of directors during this transformational time ahead of read-out of the unprecedented CLEAR Outcomes trial," said Mr. Fischer. “The recent changes Esperion implemented position the company for long-term success, and I look forward to applying my previous experience to support Esperion’s focused and driven team in ensuring the millions of patients who need additional LDL-C lowering options have access to our convenient, once-daily oral medicines.”

Mr. Fischer brings over 35 years of experience and a distinguished record of results in key leadership positions within the pharmaceutical and medical device industries. He currently serves as a member of the board of directors of Agile Therapeutics, Inc., Spectrum Pharmaceuticals, Inc., and Marinus Pharmaceuticals. Previously, Mr. Fischer served as the chief executive officer and as a director of Vivus, Inc., a publicly traded biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs from September 2013 to December 2017.

Prior to Vivus, Mr. Fischer served in various positions of increasing responsibility at Johnson & Johnson, most recently as company group chairman, Johnson & Johnson and worldwide franchise chairman of Cordis Corporation. Before that, he served as company group chairman, North America Pharmaceuticals, which included responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to that, Mr. Fischer served as president of Ortho-McNeil Pharmaceuticals. From May 2013 to May 2019, Mr. Fischer also served on the board of directors of BioSig Technologies, Inc.

Mr. Fischer holds a Bachelor of General Studies from Ohio University and previously served as a captain in the U.S. Air Force.

Esperion Therapeutics

Esperion is The Lipid Management Company. Our goal is lipid management for everybody, that’s why we work hard to make our medicines easy to get, easy to take and easy to have. We discover, develop and commercialize innovative medicines and combinations to lower cholesterol, especially for patients whose needs aren’t being met by the status quo. Our entrepreneurial team of industry leaders is inclusive, passionate and resourceful. We are singularly focused on managing cholesterol so you can improve your health easily. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization plans, restructuring and operational expenses, future operations, commercial products, clinical development, plans for potential future product candidates, financial condition and outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the impact of the ongoing COVID-19 pandemic on our business, revenues, results of operations and financial condition, the net sales, profitability, and growth of Esperion’s commercial products, clinical activities and results, supply chain, commercial development and launch plans, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Contact:

Esperion Media Relations

corporateteam@esperion.com